Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. to Sell its Switzerland Business

to Goldbach Group, an Affiliate of TX Group, for CHF 86 Million

Company Continues Review of Strategic Alternatives for its European Businesses

SAN ANTONIO, December 22, 2022 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today announced it has entered into a definitive agreement to sell its business in Switzerland to Goldbach Group AG, an affiliate of TX Group AG, for CHF 86.0 million, or US$ 92.7 million1.

The Company’s Swiss business is expected to contribute approximately US$9.7 million, which excludes US$1.4 million in one-time items including rent abatements, to Europe Segment Adjusted EBITDA2 for the full year ended December 31, 2022. The all-cash consideration represents a transaction multiple of approximately 9.5x Segment Adjusted EBITDA contribution. The Company expects to hedge the anticipated proceeds to mitigate the risks related to foreign currency fluctuations, and the estimated taxes in connection with the transaction are expected to be less than US$5 million. The Company intends to use the anticipated net proceeds from the sale to improve its liquidity position and increase financial flexibility, subject to any limitations set forth in its debt agreements.

“The sale of our business in Switzerland is the result of our ongoing review of strategic alternatives for our European businesses and moves toward our goal of optimizing our portfolio in the best interests of our shareholders,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “This transaction allows us to exit a standalone and lower-priority market at a valuation that we believe reflects the quality of our Swiss assets, which are performing well.

“Our review of strategic alternatives for our European businesses remains ongoing, and we will continue seeking the disposition of certain of our lower-margin or lower-priority European assets,” Wells continued. “We remain focused on our Americas business and executing our strategic priorities, which we believe will drive revenue growth and operating cash flow as well as improve our balance sheet over time.”

The transaction is subject to regulatory approval, receipt of a customary tax ruling with respect to a transaction-related reorganization and other customary closing conditions and is expected to close in the second or third quarter of 2023, depending on when the conditions to closing are satisfied.

There can be no assurance that the strategic review of our European businesses will result in any additional transactions or particular outcomes. We have not set a timetable for completion of these processes and may suspend these processes at any time.

[1]	Figures based on prevailing exchange rates on December 21, 2022.
[2]

Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.

Advisers

Moelis & Company LLC and Deutsche Bank Securities Inc. are serving as financial advisers to Clear Channel Outdoor Holdings, Inc., and Kirkland & Ellis LLP and Homburger AG are serving as legal counsel.

About Clear Channel Outdoor Holdings

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 500,000 print and digital displays in 24 countries.

For further information, please contact:

Press:

Clear Channel Outdoor Americas

Jason D. King

SVP, Corporate Communications & Marketing

Clear Channel Outdoor

212-812-0064

jasondking@clearchannel.com

Clear Channel Europe

Martin Corke

Clear Channel UK CMO – Europe Marketing Lead

Martin.Corke@clearchannel.co.uk

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “potential,” “targets” and similar words and expressions are intended to identify such forward-looking statements. Any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about the satisfaction of closing conditions for the sale of our Swiss business; the use of, and potential hedging of, the proceeds therefrom; the continuing review of strategic alternatives for our European businesses; our expectations of optimizing our portfolio; our expectations with respect to our Americas business; our business plans and strategies; and our liquidity are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the failure to satisfy the conditions to close the sale of our Swiss business; our inability to hedge the potential net proceeds from the sale of our Swiss business; the impact of the continued strategic review of our European businesses and assets; our inability to complete any other transactions with respect to our European businesses and improve our portfolio; weak or uncertain global economic conditions and their impact on our strategic review processes and/or the level of expenditures on advertising; heightened levels of economic inflation and rising interest rates; fluctuations in operating costs; supply chain shortages; our ability to achieve expected financial results and growth targets; geopolitical events, such as the war in Ukraine and the associated global effects thereof; the continued impact of the COVID-19 pandemic on our operations and on general economic conditions; our ability to service our debt obligations and to fund our operations and capital expenditures; the impact of our substantial indebtedness; industry conditions; changes in labor conditions and management; a breach of our information security systems and measures; legislative or regulatory requirements; our ability to execute restructuring plans; the impact of future dispositions, acquisitions and other strategic transactions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the volatility of our stock price; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; and certain other factors set forth in our other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.